UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2023

CERBERUS CYBER SENTINEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

6900 E. Camelback Road, Suite 240
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2023, Cerberus Cyber Sentinel Corporation (the “Company,” “we,” “us,” or “our”) entered into a Purchase Agreement (the “Purchase Agreement”) with Hensley & Company dba Hensley Beverage Company (the “Purchaser”), pursuant to which we issued and sold to the Purchaser a $5,000,000 10 Percent (10%) Unsecured Convertible Note (the “Note”) for gross proceeds of $5,000,000 in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (the “Note Offering”). The Note, together with accrued and unpaid interest thereon, is due on March 20, 2025 (the “Maturity Date”). The Company may not prepay the Note prior to the Maturity Date without the consent of the Purchaser. The Note will bear interest at a rate of 10% per annum (based on a 360-day year), payable monthly. At any time prior to or on the Maturity Date and subject to certain beneficial ownership limitations, the Purchaser may convert all or any portion of the outstanding principal amount of the Note and all accrued and unpaid interest thereon into shares (the “Conversion Shares”) of common stock, par value $0.00001 per share, of the Company at a conversion price of $1.20 per share (the “Conversion Price”). The Conversion Price is adjustable in the event of any stock split, reverse stock split, recapitalization, reorganization, or similar event. Upon the occurrence of an “Event of Default” (as defined in the Note and including the failure to make required payments when due after specified grace periods, certain breaches of the Purchase Agreement and certain specified insolvency events), the Purchaser would have the right to accelerate payments due under the Note, which from and after such acceleration would bear interest at a default rate of 24% per annum.

We intend to use the net proceeds from the Note Offering and our existing cash resources to repay in full the $5,000,000 4% promissory note issued and sold to Bell Bank (the “Bell Bank Note”) in June 2022. As of the date of this Current Report on Form 8-K, we owed a total of $5,035,417 under the Bell Bank Note.

The foregoing summary of the Note Offering, the Purchase Agreement, and the Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Andrew McCain, a director of our company, is President and Chief Operating Officer of the Purchaser.

Item 2.02. Results of Operations and Financial Condition.

On March 20, 2023, we issued a press release, which contained certain preliminary estimated financial information as of and for the quarter and fiscal year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information included or incorporated by reference in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission before or after the date hereof, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Current Report on Form 8-K is available on our website at www.ciso.inc, although we reserve the right to discontinue that availability at any time.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 14, 2022, we issued and sold the Bell Bank Note to Bell Bank. The Bell Bank Note was originally due and payable on December 14, 2022, which was extended to March 14, 2023 (as so extended, the “Bell Bank Maturity Date”). We did not repay the Bell Bank Note on or prior to the Bell Bank Maturity Date, which resulted in an event of default under the terms thereof. As a result, the interest rate applicable to amounts due under the Bell Bank Note increased from 4% to 7%. As of the date of this Report, we owed a total of $5,035,417 under the Bell Bank Note.

As described in Item 1.01 above, we intend to use the net proceeds from the Note Offering and our existing cash resources to repay in full the Bell Bank Note.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On March 20, 2023, the Company issued a press release, which contained certain preliminary estimated financial information as of and for the quarter and fiscal year ended December 31, 2022 presented below. The preliminary estimated financial information has been prepared by, and is the responsibility of, the Company’s management. Semple, Marchal & Cooper, LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information provided below.

The Company’s preliminary unaudited estimates for the fourth quarter and fiscal year ended December 31, 2022 are as follows:

●

$14.7 million in total revenue for the fiscal quarter ended December 31, 2022, an increase of $8.8 million, or 150%, compared to total revenue of $5.9 million for the fiscal quarter ended December 31, 2021.

●

$46.5 million in total revenue for the fiscal year ended December 31, 2022, an increase of $31.4 million, or 207%, compared to total revenue of $15.1 million for the fiscal year ended December 31, 2021.

●

$9.4 million in operating loss for the fiscal quarter ended December 31, 2022, a decrease of $23.5 million, or 71%, compared to $32.9 million in operating loss for the fiscal quarter ended December 31, 2021.

●

$33.2 million in operating loss for the fiscal year ended December 31, 2022 , a decrease of $6.6 million, or 17%, compared to $39.8 million in operating loss for the fiscal year ended December 31, 2021.

The Company’s preliminary estimates of these financial results are based solely on information available to it as of the date of this Current Report on Form 8-K and are inherently uncertain and subject to change, including finalizing accounting for the impact of any adjustments pertaining to business combinations made during the measurement period. The Company’s actual results remain subject to the completion of management’s final review and other closing procedures, as well as the completion of the audit of its annual consolidated financial statements. These preliminary estimates are not a comprehensive statement of the Company’s expected financial results for the quarter and fiscal year ended December 31, 2022 and should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles. In addition, these preliminary estimates for the fiscal quarter and year ended December 31, 2022, are not necessarily indicative of the results to be achieved in any future period. Accordingly, investors should not place undue reliance on these preliminary estimated financial results. The Company’s actual audited consolidated financial statements and related notes as of and for the fiscal year ended December 31, 2022 will be reflected in the Company’s consolidated financial statements for the quarter and year when they are completed and publicly disclosed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated March 20, 2023, by and between Cerberus Cyber Sentinel Corporation and Hensley & Company dba Hensley Beverage Company
10.2	Unsecured Convertible Note, dated March 20, 2023, issued by Cerberus Cyber Sentinel Corporation
99.1	Press release, dated March 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cerberus Cyber Sentinel Corporation

Date: March 20, 2023	By:	/s/ Debra L. Smith
	Name:	Debra L. Smith
	Title:	Chief Financial Officer